Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 114 to File No. 33-20673) of Wilmington Funds of our reports dated June 29, 2016 on the financial statements and financial highlights of the Wilmington U.S. Government Money Market Fund, Wilmington U.S. Treasury Money Market Fund, Wilmington Broad Market Bond Fund, Wilmington Intermediate-Term Bond Fund, Wilmington Short-Term Bond Fund, Wilmington Municipal Bond Fund, Wilmington New York Municipal Bond Fund, Wilmington Large-Cap Strategy Fund, Wilmington Multi-Manager International Fund, Wilmington Multi-Manager Alternatives Fund, Wilmington Multi-Manager Real Asset Fund, Wilmington Strategic Allocation Conservative Fund, Wilmington Strategic Allocation Moderate Fund and Wilmington Strategic Allocation Aggressive Fund (fourteen of the series constituting the Wilmington Funds) (the “Funds”) included in the April 30, 2016 Annual Reports to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

August 24, 2016